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EXHIBIT 10(bb)

                     MIDLANTIC CORPORATION
          INCENTIVE STOCK AND STOCK OPTION PLAN (1995)

ARTICLE 1.  GENERAL

	1.1 Purpose. The purpose of the Midlantic Incentive Stock and Stock Option Plan (1995) (the "Plan") is to provide to key employees of Midlantic Corporation (the "Company") and its Subsidiaries an equity-based incentive to maintain and enhance the performance and profitability of the Company and, through the payment of equity-based compensation, to align the interests of the recipients of the compensation with the interests of the shareholders of the Company. It is the further purpose of this Plan to permit the granting of certain awards that will constitute performance-based compensation for certain executive officers, as described in section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

	1.2  Administration.

	(a) The Plan shall be administered by the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"), which Committee shall consist of two or more directors. It is intended that the directors who serve on the Committee shall meet the definition of "disinterested persons" (within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Act")) and "outside directors" (within the meaning of Code section 162(m)) at the time of appointment and during the period of Committee service; however, the mere fact that a Committee member shall fail to qualify under either of these requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board.

	(b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan,
(ii) to construe, interpret and implement the Plan and any Award agreements executed pursuant to the Plan, (iii) to prescribe, amend and rescind rules relating to the Plan,
(iv) to make any determination necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

	(c) The determination of the Committee on all matters relating to the Plan or any Award agreement shall be conclusive.

	(d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award hereunder.

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	1.3  Persons Eligible for Awards.  Awards under the
Plan may be made to such officers and other employees ("key personnel") of the Company or its Subsidiaries as the Committee shall select from time to time in its sole discretion.

	1.4  Types of Awards Under Plan.

	(a)  Awards may be made under the Plan in the form of
(I) stock options ("options"), (ii) restricted stock awards,
(iii) recognition shares (including but not limited to unrestricted stock awards), and (iv) deferred cash incentive awards, all as more fully set forth in Articles 2 and 3.

	(b) Options granted under the Plan may be either (i) "nonqualified" stock options subject to the provisions of Code section 83 or (ii) options intended to qualify for incentive stock option treatment described in Code section 422.

	(c) All options when granted are intended to be nonqualified stock options, unless the applicable Award agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion thereof) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion thereof) otherwise meets the Plan's requirements relating to nonqualified stock options.

	1.5  Shares Available for Awards.

	(a) Subject to Section 4.5 (relating to adjustments upon changes in capitalization), the total number of shares of Common Stock issued under the Plan, including shares issued upon exercise of stock options shall not at any time exceed 3,000,000 shares.

	(b) In any twenty-four (24) month period, an individual eligible for awards under the Plan may not be granted options under the Plan covering a total of more than 300,000 shares of Common Stock.

	(c) The total number of shares of Common Stock issued under the Plan as restricted stock and recognition share awards shall not at any time exceed 600,000 shares, subject to adjustments under Section 4.5.

	(d) Shares of Common Stock that shall be subject to issuance pursuant to the Plan shall be authorized and unissued or treasury shares of Common Stock.

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	(e)  Without limiting the generality of the foregoing,
the Committee may, with the award recipient's consent, cancel any award under the Plan and issue a new award in substitution therefor upon such terms as the Committee may in its sole discretion determine; provided that the substituted award shall satisfy all applicable Plan requirements as of the date such new award is made.

	1.6  Definitions of Certain Terms.

	(a) "Change in Control" means (i) the ownership or acquisition, directly or indirectly, by any person (as defined below), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of beneficial ownership (as determined below) of securities of Midlantic representing 25% or more of the combined voting power of Midlantic's then outstanding securities; or (ii) during any period of two consecutive years, a change in composition of the Board of Directors of Midlantic so that 50% or less of the members of such Board are Continuing Directors; or (iii) approval by the shareholders of Midlantic (or, if no such shareholder approval is required, consummation) of a merger, consolidation, sale or similar transaction of Midlantic or any Principal Subsidiary with, into or to any other business entity, or a binding share exchange involving Midlantic's securities, other than any such transaction under this clause (iii) as a result of which the voting securities of Midlantic outstanding immediately prior thereto continue to represent at least 75% of the combined voting power of the voting securities of Midlantic outstanding immediately after such transaction, or (iv) approval by the shareholders of Midlantic of a plan of complete liquidation of Midlantic or of an agreement for the sale or disposition by Midlantic of all or substantially all of Midlantic's assets. A "Change in Control" shall not include, however, (A) any transaction pursuant to which the Federal Deposit Insurance Corporation provides assistance under Section 13 of the Federal Deposit Insurance Act or (B) any acquisition of an option or warrant to purchase Midlantic voting securities approved by the vote of more than 50% of the Continuing Directors in connection with a transaction referred to in clause (iii) above. For the purposes of the definition of "Change in Control" only, "person" shall have the meaning used in Sections 13(d) and 14(d) of the Act and "beneficial ownership" shall be determined pursuant to Rule 13d-3 under the Act.

	(b) The term "Common Stock" as used herein means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

	(c) "Continuing Director" means an individual who (i) at

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the beginning of the period for determining whether a Change in Control shall have occurred, was a member of the Board of Directors of Midlantic, (ii) was elected by such Board of Directors or (iii) was nominated by such Board of Directors for election by Midlantic shareholders, provided, that in the case of clauses (ii) and (iii), such election or nomination occurred by a vote of not less than two-thirds (2/3) of the Continuing Directors.

	(d) Except as otherwise determined by the Committee in its sole discretion, the "Fair Market Value" as of any date and in respect of any share of Common Stock shall be:

		(i)  if the Common Stock is authorized for
quotation on the National Market System of The Nasdaq Stock MarketSM ("NASDAQ/NMS") or is listed for trading on a national securities exchange other than the New York Stock Exchange, the closing price, regular way, of the Common Stock on NASDAQ/NMS or such exchange, as the case may be, or if no such reported sale of the Stock shall have occurred on such date on NASDAQ/NMS or such exchange, as the case may be, on the preceding date on which there was such a reported sale on NASDAQ/NMS or such exchange, as the case may be; or

		(ii) if the Common Stock is listed for trading on the New York Stock Exchange, the closing price, regular way, of the Common Stock as reported on the New York Stock
Exchange Composite Tape, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or

		(iii) if the Common Stock is not authorized for quotation on NASDAQ/NMS or listed for trading on a national securities exchange, the average of the closing bid and asked prices as reported by The Nasdaq Stock MarketSM
("NASDAQ") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or

		(iv) if not quoted as described in clause (iii), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation
Bureau Incorporated or such other source as the Committee shall select.

	(e)  "Midlantic" means Midlantic Corporation, a New
Jersey corporation, and its successors and assigns prior to a Change in Control having occurred.

	(f) "Net Income" means the net income of the Company for the applicable period as determined under generally accepted accounting principles, excluding (a) extraordinary items (net of applicable taxes); (b) cumulative effects of changes in accounting principles; (c) securities gains and losses (net of applicable taxes); and (d) nonrecurring items (net of applicable

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taxes) including, but not limited to, gains or losses on
asset dispositions and sales of subsidiaries, restructuring charges, gains and losses from qualified benefit plan curtailments and settlements, and income or expenses related to deferred tax assets valuation reserve adjustments.

	(g)  "Principal Subsidiary" means Midlantic Bank,
National Association, its successors and assigns and any other Subsidiary designated by the Committee as a "Principal
Subsidiary" for the purposes of the Plan.

	(h) "Subsidiary" means (i) Midlantic Bank, National Association, (ii) any other company (including without limitation a bank, a business corporation, a partnership, a limited liability company or a joint venture) 50% or more of the voting securities or other voting interests of which are directly or indirectly owned by Midlantic Corporation, (iii) such other companies, if any, as are designated as Subsidiaries by the Committee and (iv) the respective successors and assigns of Subsidiaries under clauses (i),
(ii) and (iii).

	1.7  Agreements Evidencing Awards.

	(a) Options and restricted stock awards granted under the Plan shall be evidenced by written agreements. Other awards granted under the Plan shall be evidenced by written agreements to the extent the Committee may in its sole discretion deem necessary or desirable. Any such written agreements (i) shall contain such provisions not inconsistent with the terms of the Plan as the Committee may in its sole discretion deem necessary or desirable and (ii) are referred to herein as "Award agreements."

	(b) Each Award agreement shall, to the extent applicable, set forth the number of shares of Common Stock subject to the award granted thereby.

	(c) Each Award agreement with respect to the granting of an option shall set forth the amount (the "option exercise price") payable by the optionee to the Company in connection with the exercise of the option evidenced thereby. The option exercise price per share shall not be less than the Fair Market Value of a share of Common Stock on the date the option is granted.

ARTICLE 2.  STOCK OPTIONS

	2.1 Grant of Stock Options. The Committee may grant options to purchase shares of Common Stock in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the terms of the Plan.

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	2.2  Exercisability of Options.  Subject to the other
provisions of the Plan:

	(a) Exercisability Determined by Award Agreement. Each Award agreement shall set forth the period during which and the conditions subject to which the option evidenced thereby shall be exercisable, as determined by the Committee in its discretion.

	(b)  Partial Exercise Permitted.  Unless the applicable
Award agreement otherwise provides, and subject to any minimum amounts established by the Committee, an option granted under the Plan may be exercised from time to time as to all or part of the number of whole shares as to which such option shall then be exercisable.

	(c)  Notice of Exercise; Exercise Date.

		(i) An option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe, and by payment of the option exercise price in accordance with Section 2.4.

		(ii)  Unless the applicable Award agreement
otherwise provides, or the Committee in its sole discretion otherwise determines, the date of exercise of an option shall be the date the Company receives such written notice of exercise and payment in full of the option exercise price.

	2.3 Limitation on Exercise. Notwithstanding any other provision of the Plan, no Award agreement shall permit an option to be exercisable more than 10 years after the date of grant.

	2.4  Payment of Option Price.

	(a) Tender Due Upon Notice of Exercise. Unless the applicable Award agreement otherwise provides or the Committee in its sole discretion otherwise determines, any written notice of exercise of an option shall be accompanied by payment of the full option exercise price for the shares being purchased.

	(b) Manner of Payment. Payment of the option exercise price shall be made in any combination of the following:

		(i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee);

		(ii) by personal check (subject to collection), which may in the Committee's discretion be deemed conditional;

		(iii) by the optionee's written authorization to charge a deposit account maintained by the optionee with a banking institution subsidiary of the Company, provided that such

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account contains sufficient available funds therefor;

		(iv)  if and to the extent provided in the
applicable Award agreement or the rules and regulations of the Committee relating to the exercise of options, by delivery of previously acquired shares of Common Stock, owned by the optionee for at least six months, having a Fair Market Value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby, provided that the Committee may, by rules and regulations, require the optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2); and

		(v) by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale by the optionee (through a broker or selling agent other than the Company) of the Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, provided that the Committee may, by rules and regulations, require the optionee to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the optionee incurring any liability under Section 16(b) of the Act and does not require any Consent (as defined in Section 4.2).

	(c) Issuance of Shares. As soon as practicable after receipt of full payment of the option exercise price, the Company shall, subject to the provisions of Sections 4.2 and
4.4 hereof, deliver to the optionee one or more certificates for the shares of Common Stock so purchased, which certificates may bear such legends as the Company may deem appropriate concerning restrictions on the disposition of the shares in accordance with applicable securities laws, rules and regulations or otherwise.

	2.5  Default Rules Concerning Termination of
Employment.
Subject to the other provisions of the Plan and unless the applicable Award agreement otherwise provides:

	(a) General Rule. All options granted to an optionee shall terminate upon the optionee's termination of employment for any reason except to the extent post-employment exercise of the option is permitted in accordance with this Section 2.5.

	(b) Termination for Cause. All options granted to an optionee shall terminate and expire on the day an optionee's employment is terminated for cause.

	(c) Termination other than for Cause, Disability or Death; Leaves of Absence. Except as otherwise provided in subsection (h) of this Section 2.5, if the optionee's employment terminates for reasons other than as provided in subsections (b), (d), (e)

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or (f) of this Section 2.5, the portion of options granted
to such optionee which were exercisable immediately prior to such termination of employment may be exercised until the earlier of (i) 60 days after the optionee's termination of employment or (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement; provided, that the Committee may, in its sole discretion, determine such other period for exercise in the case of an optionee whose employment terminates solely because the optionee's employer ceases to be the Company or a Subsidiary or the optionee transfers employment with the Company's consent to a purchaser of a business disposed of by the Company. The Committee may, in its sole discretion, determine (x) whether any leave of absence shall constitute a termination of employment for purposes of the Plan, and
(y) the impact, if any, of any such leave on outstanding awards under the Plan.

	(d) Disability. If an optionee's employment terminates by reason of disability (as determined by the Committee), all options held by the optionee on the date of termination, whether or not then exercisable, shall immediately become and be exercisable by the optionee until the earlier of (i) one year after the date on which the optionee's employment terminated or (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement.

	(e) Retirement. If an optionee's employment terminates by reason of retirement (as defined in any pension plan maintained by the Company or any Subsidiary in which the optionee participates), the options exercisable by the optionee immediately prior to the optionee's retirement shall be exercisable by the optionee until the earlier of
(i) three years after the optionee's retirement or (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement.

	(f) Death Before Termination. If an optionee dies while employed by the Company or any Subsidiary, all options held by the optionee on the date of death, whether or not then exercisable, shall immediately become and be exercisable by the personal representative of the optionee's estate or by the person to whom such options pass under the optionee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of (i) one year after the optionee's death or (ii) the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement.

	(g) Death After Termination. If an optionee's employment terminates in the manner described in subsections
(c), (d), (e) or (h) of this Section 2.5 and the optionee dies within the

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period for exercise provided for therein, the options
exercisable by the optionee immediately prior to the optionee's death shall be exercisable by the personal representative of the optionee's estate or by the person to whom such options pass under the optionee's will (or, if applicable, pursuant to the laws of descent and distribution) until the earlier of one year after the optionee's death, or the date on which such options terminate or expire in accordance with the provisions of subsections (c), (d), (e) or (h) of this Section 2.5.

	(h) Termination Following a Change in Control. If an optionee's employment terminates for reasons other than as provided in subsections (b), (d), (e) or (f) of this Section
2.5 within three years following a Change in Control, that portion of options granted to such optionee which were exercisable immediately prior to such termination of employment may be exercised until the later of (i) 60 days after the optionee's termination of employment, (ii) ten days after the date on which the optionee could sell the shares of Common Stock to be acquired upon exercise of such option without liability pursuant to Section 16(b) of the Act, and (iii) 200 days after the Change in Control shall have occurred, but in no event later than the date on which such options terminate or expire in accordance with the provisions of the Plan (other than this Section 2.5) and the Award agreement.

	2.6 Acceleration of Vesting Upon a Change in Control. Notwithstanding anything to the contrary contained in the Plan or any Award agreement, all outstanding and unexercised stock options shall become immediately exercisable upon and after a Change in Control.

ARTICLE 3.  AWARDS OTHER THAN STOCK OPTIONS

	3.1  Restricted Stock Awards.

	(a) Grant of Awards. The Committee may grant restricted stock awards, alone or in tandem with other awards under the Plan or any other incentive plan maintained by the Company, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the limitations set forth in Section 1.5(c). The vesting of a restricted stock award granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or any Subsidiary, and/or upon such other criteria as the Committee may determine in its sole discretion.

	(b) Payment. Each Award agreement with respect to a restricted stock award shall set forth the amount (if any) to be paid by the award recipient with respect to such award. If an award recipient makes any payment for a restricted stock award which does not vest, appropriate payment may be made to the award

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recipient following the forfeiture of such award on such
terms and conditions as the Committee may determine.

	(c) Forfeiture upon Termination of Employment. Unless the applicable Award agreement otherwise provides or the Committee otherwise determines (which determination may be made at or after the date of grant and may apply retroactively to the date of termination), if an award recipient's employment terminates for any reason (including death) before all of his or her restricted stock awards have vested, such awards shall terminate and expire upon such termination of employment.

	(d) Issuance of Shares. The Committee may provide that one or more certificates representing restricted stock awards shall be registered in the award recipient's name and bear an appropriate legend specifying that such shares are not transferable and are subject to the terms and conditions of the Plan and the applicable Award agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the award recipient until such shares vest or are forfeited, all on such terms and conditions as the Committee may determine. Unless the applicable Award agreement otherwise provides, no share of restricted stock may be assigned, transferred, otherwise encumbered or disposed of by the award recipient until such share has vested in accordance with the terms of such award. Subject to the provisions of Sections 4.2 and 4.4, as soon as practicable after any restricted stock award shall vest, the Company shall issue or reissue to the award recipient one or more certificates for the Common Stock represented by such restricted stock award.

	(e)  Award Recipients' Rights Regarding Restricted
Stock. Unless the applicable Award agreement otherwise provides: (i) an award recipient may vote and receive dividends on restricted stock awarded under the Plan; and
(ii) any stock received as a distribution with respect to a restricted stock award shall be subject to the same restrictions as such restricted stock.

	3.2 Recognition Shares. The Committee may issue stock under the Plan, alone or in tandem with other awards under the Plan or any other incentive plan maintained by the Company, in such amounts and subject to such terms and conditions as the Committee shall from time to time in its sole discretion determine, subject to the limitations set forth in Section 1.5(c). Recognition shares may be granted as, or in payment of, a bonus, or to provide incentives or recognize special achievements or contributions. If recognition shares are granted as, or in payment of, all or a portion of a bonus under another incentive plan maintained by the Company or in connection with any such bonus, the performance-based criteria, if any, established with respect to such other incentive plan shall apply to the recognition shares and shall be satisfied prior to any such grant of recognition shares.

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	3.3  Deferred Cash Incentive Awards.

	(a) Grant of Awards. Subject to the provisions of subsection (b) of this Section 3.3, the Committee may grant a deferred cash incentive award in tandem with all or any part of an option granted under the Plan, either at the time the related option is granted or any time thereafter prior to the exercise, termination or cancellation of such option, upon such terms and conditions as the Committee shall from time to time determine, subject to the terms of the Plan. The recipient of a deferred cash incentive award shall, subject to the terms of the Plan and the applicable Award agreement, have the right to receive from the Company, upon the exercise of the related option, an amount of cash equal to the exercise price of the related option plus all federal, state and local taxes, computed at the highest applicable tax rates, attributable to the exercise of the related option but not more than any limit on such award determined by the Committee on the date of grant. In no circumstances may a deferred cash incentive award be applied to any purpose other than payment to the Company of the exercise price of a properly exercised related option or the payment of taxes attributable to the exercise of the related option or the receipt of the deferred cash incentive award.

	(b) Limitations on Awards. Each deferred cash incentive award shall be subject to the Company's achievement of a minimum targeted level of fully diluted Net Income per share, which target shall be established by the Committee prior to the date on which the deferred cash incentive award is granted and shall be otherwise in accordance with the requirements of Code section 162(m). Each deferred cash incentive award shall also be subject to the further condition that the Fair Market Value per share of the Common Stock is greater than the option exercise price per share of the related option (i) at the end of the applicable period over which Net Income is to be measured or
(ii) if the condition is not satisfied on the date specified in clause (i), on the first anniversary of the date specified in clause (i). Notwithstanding anything in this
Section 3.3 to the contrary, the total of any deferred cash incentive award(s) payable in any given calendar year under the Plan to an award recipient shall not exceed the lesser of 200% of the recipient's highest base salary in effect during said year or $1,500,000.

	(c) Effect of Termination of Employment. Unless the applicable Award agreement otherwise provides or the Committee otherwise determines (which determination may be made at or after the date of grant), if an award recipient's employment terminates for any reason (including death) before all of his or her deferred cash incentive awards have vested, such awards shall terminate and expire upon such termination of employment.

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ARTICLE 4.  MISCELLANEOUS
	4.1  Amendment of the Plan; Modification of Awards.

	(a) Plan Amendments. The Board may, without shareholder approval, at any time and from time to time suspend, discontinue or amend the Plan in any respect whatsoever, except that no such amendment shall impair any rights under any award theretofore made under the Plan without the consent of the recipient of such award. Furthermore, except as and to the extent otherwise permitted by Section 4.5, no such amendment shall, without shareholder approval:

		(i) materially increase the benefits accruing to award recipients under the Plan;

		(ii) increase the maximum number of shares which may be made subject to awards to an individual as options in any 24month period;

		(iii)  increase, beyond the amounts set forth in
Section 4.5, the number of shares of Common Stock in respect of which awards may be issued under the Plan;

		(iv) materially increase the maximum number of shares which may be made subject to restricted stock awards or recognition shares;

		(v)  materially modify the designation in Section
1.3 of the class of persons eligible to receive awards under the Plan;

		(vi)  provide for the grant of stock options
having an option exercise price per share of Common Stock less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant;

	(vii) extend the term of the Plan beyond the period set forth in Section 4.11; or

		(viii)  change the performance criteria for, or
increase the maximum amount of, deferred cash incentive awards set forth in Section 3.3(b).

	(b) Award Modifications. Subject to the terms and conditions of the Plan (including Section 4.1(a)) and except as otherwise provided below, the Committee may amend outstanding Award agreements with any award recipient, including, without limitation, any amendment which would (i) accelerate the time or times at which an award may vest or become exercisable, provided that Award agreements evidencing deferred cash incentive awards or recognition shares granted subject to performance-based criteria, shall not be amended to change any such performance-

<PAGE 13>
based criteria stated therein, and/or (ii) extend the scheduled termination or expiration date of the award;
provided, however, that no modification having a material adverse effect upon the interest of an award recipient in an award shall be made without the consent of such award recipient.

	4.2  Restrictions.

	(a) Consent Requirements. If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the acquisition, issuance or purchase of shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, the Committee shall be entitled to determine not to make any payment whatsoever until Consent has been given if (i) the Committee may make any payment under the Plan in cash, Common Stock or both, and (ii) the Committee determines that Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms.

	(b) Consent Defined. The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (ii) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other self-regulatory organization, (iii) any and all written agreements and representations by the award recipient with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iv) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any Subsidiary.

	4.3 Nontransferability. No award granted to any award recipient under the Plan shall be assignable or transferable by the award recipient other than by will or by the laws of descent and distribution. During the lifetime of the award recipient, all rights with respect to any award granted to the award recipient under the Plan or under any Award agreement shall be exercisable only by the award recipient.

<PAGE 14>
	4.4  Withholding Taxes.

	(a) Whenever shares of Common Stock are to be delivered pursuant to an award, the Committee may require as a condition of delivery that the award recipient remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto. Whenever a deferred cash incentive award is exercised by a recipient, the Committee may, as a condition of its exercise, deduct therefrom, or from any salary or other payments due to the recipient, an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

	(b)  Without limiting the generality of the foregoing,
(i) an award recipient may elect to satisfy all or part of the foregoing withholding requirements by delivery of unrestricted shares of Common Stock owned by the award recipient having a Fair Market Value (determined as of the date of such delivery by the award recipient) equal to all or part of the amount to be so withheld, provided that the Committee may, by rules and regulations, require, as a condition of accepting any such delivery, the award recipient to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the award recipient incurring any liability under Section 16(b) of the Act and (ii) the Committee may permit any such delivery to be made by withholding shares of Common Stock from the shares otherwise issuable pursuant to the award giving rise to the tax withholding obligation (in which event the date of delivery shall be deemed the date such award was exercised).

	4.5 Adjustments Upon Changes in Capitalization. If and to the extent specified by the Committee, the number of shares of Common Stock which may be issued pursuant to awards under the Plan, the maximum number of options which may be granted to any one person in any year, the number of shares of Common Stock subject to awards, the number of shares of Common Stock that may be granted as restricted stock awards or recognition shares, the option exercise price of options theretofore granted under the Plan, and the amount payable, if any, by an award recipient in respect of an award, shall be appropriately adjusted (as the Committee may determine) for any change in the number of issued shares of Common Stock resulting from the subdivision or combination of shares of Common Stock or other capital adjustments, or the payment of a stock dividend after the effective date of the Plan, or other change in such shares of Common Stock effected without receipt of consideration by the Company; provided that any awards covering fractional shares of Common Stock resulting from any such adjustment shall be eliminated and provided further, that each incentive stock option granted under the Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an "incentive stock option" within the meaning of Code section 422.

<PAGE 15>
Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

	4.6 Right of Discharge Reserved. Nothing in the Plan or in any Award agreement shall confer upon any person the right to continue in the employment of the Company or a Subsidiary or affect any right which the Company or a Subsidiary may have to terminate the employment of such person.

	4.7 No Rights as a Shareholder. Except as otherwise provided below, no award recipient or other person shall have any of the rights of a shareholder of the Company with respect to shares subject to an award until the issuance of a stock certificate to him or her for such shares. Except as otherwise provided in Section 4.5, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued. In the case of a recipient of an award which has not yet vested, the recipient shall have the rights of a shareholder of the Company if and only to the extent provided in the Plan or the applicable Award agreement.

	4.8 Non-Uniform Determinations. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, (c) the treatment of leaves of absence pursuant to Section 2.5(c), and (d) the acceleration of vesting requirements associated with awards.

	4.9 Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company, any Subsidiary or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

	4.10 Section Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

	4.11  Effective Date and Term of Plan.

	(a) The Plan shall be deemed adopted and become effective upon the approval thereof by the shareholders of the Company.

	(b)  The Plan shall terminate on December 31, 2004.

<PAGE 16>
Notwithstanding the foregoing, all awards made under the Plan prior to such termination date shall remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award agreement.

	4.12 Governing Law. The Plan shall be governed by the laws of the State of New Jersey.